UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2025

PEGASUS TEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-5268	41-2039686
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bloemendallseweg 69, 2061 CC
Bloemendallseweg, Netherlands 2061
(Address of principal offices)

(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	PTEL

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Non-Definitive LOI.

In January 2025, Pegasus Tel, Inc. (the “Company”) entered into a non-binding, non-definitive Letter of Intent (the “LOI”) with Red Beryl Mining Company, Inc. (“Red Beryl”). Under the LOI, the parties are exploring a strategic transaction in which Red Beryl would acquire the Company’s control block and contribute certain assets or operations to the Company. This proposed transaction is subject to additional negotiation, due diligence, board approvals, and the execution of definitive agreements.

The LOI does not set forth all of the material terms expected to be included in a final transaction agreement, and there can be no assurance that any definitive agreement will be reached or that the proposed transaction will be consummated.

The Company is further exploring the options and benefits of alternate reporting in the future on the OTC Markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2025	Prgasus Tel, Inc.

By: /s/Lorenzo Luciano Piceni
___ Lorenzo Luciano Piceni